Exhibit 10.3

Execution Version

AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

This AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of April 9, 2021, is made by and among Gogo Inc. (f/k/a AC HoldCo Inc.), a Delaware corporation (the “Company”), and Thorndale Farm Gogo, LLC (as assignee to the interests of the Thorne Investors, as defined in the Agreement (as defined below)) (the “Thorne Investors”). The Company and the Holder will be referred to each as a “Party” and collectively as the “Parties.”

WHEREAS, each of the Parties are party to the Registration Rights Agreement, dated December 31, 2009 (the “Agreement”) (unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Agreement);

WHEREAS, in connection with the transactions contemplated by that certain exchange agreement, dated as of April 1, 2021 (the “Exchange Agreement”), by and between the Company and Silver (Equity) Holdings, LP (together with its permitted assignees, under the registration rights agreement to be entered into between the Company and Silver (Equity) Holdings, LP in connection with the Exchange Agreement, “GTCR”);

WHEREAS, the Thorne Investors collectively own a majority of the Registrable Securities held by the Thorne Investors and the Ripplewood Investors in the aggregate; and

WHEREAS, in order to induce the entry into the Exchange Agreement, and pursuant to Section 14(d)(i) of the Agreement, the Parties desire to amend the Agreement as set forth below to modify certain terms in the Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

1.	Amendments.

a.	Section 2(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c) If the Demand Holders holding a majority of the Registrable Securities requested by such Demand Holders to be registered in a Demand Registration relating to a public offering so request that the offering be underwritten with a managing underwriter selected in the manner set forth in Section 12 below, and such managing underwriter of such Demand Registration has informed the Company in writing that, in its good faith opinion, the total number or dollar amount of securities to be included in such offering is such as to likely have a material adverse effect on the timing, price or distribution of such offering (the “Maximum Number of Securities”), then the Company shall include in such Demand Registration the Registrable Securities that the Participating Demand

Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities in such Demand Registration shall include the Registrable Securities such Participating Demand Holder(s) proposes to register, in an amount to be allocated among such Participating Demand Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder). If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Registration any other Securities of the Company and other securities held by other security holders of the Company, as the Company may in its discretion determine, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities.”

b.	Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

“3. Piggy-Back Registration.

(a) If the Company proposes to file on its behalf and/or on behalf of any holder of its securities (other than pursuant to Section 2) a registration statement under the Securities Act on any form (other than a registration statement relating to an IPO or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) (a “Piggy-Back Registration Statement”) for the registration of common stock or other common equity securities or preferred stock that is convertible to common stock (a “Piggy-Back Registration”), it will give written notice to all Holders within twenty (20) days of the Company’s decision to proceed with, or its receipt of the notice requiring it to effect such, Piggy-Back Registration, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company, provided that, to the extent such Piggy-Back Registration relates to (i) an offering and/or sale of the Company’s securities without a road show or other significant marketing efforts by the Company prior to pricing, including, without limitation, a same day trade or an overnight trade (a “Block Sale”), no such notice shall be required of the Company, and (ii) any other underwritten public offering, the Company will give written notice to all Holders within two (2) days of the proposed date of such offering. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

(b) Each Holder desiring to have Registrable Securities registered under this Section 3 (“Participating Piggy-Back Holders”) shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of

Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its reasonable efforts to effect registration of such Registrable Securities under the Securities Act.

(c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company would be greater than the Maximum Number of Securities (having the same meaning as defined in Section 2 but replacing the term “Demand Registration” with “Piggy-Back Registration”), then:

(i) in the event Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company proposes to register and second, the securities of all other selling security holders, including the Participating Piggy-Back Holders, to be included in such Piggy-Back Registration in an amount which together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder);

(ii) in the event GTCR initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities GTCR proposes to register, in an amount that shall not exceed the Maximum Number of Securities, second, the securities that the Participating Piggy-Back Holders propose to register, in an amount that, together with the securities GTCR proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such Participating Piggy-Back Holders on a pro rata basis (based on the number of securities of the Company held by each such Participating Piggy-Back Holder), and third, any securities the Company proposes to register, in an amount which together with the securities GTCR and the Participating Piggy-Back Holders propose to register, shall not exceed the Maximum Number of Securities, provided that no such Piggyback Registration rights shall extend to any Holder in connection with a Block Sale initiated by GTCR;

(iii) in the event any holder of Securities (other than any Holder or GTCR) of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities of all selling security holders (including Participating Piggy-Back Holders) that such selling security holders propose to register, in an amount that shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder) and second, any securities the Company proposes to register, in an amount which together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities;

(d) The Company will not hereafter enter into any agreement that is inconsistent with the rights of priority provided in paragraph (c) above, except to the extent such amendment is entered into pursuant to Section 14(d).

(e) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such Piggy-Back Registration Statement whether or not any Holder has elected to include Registrable Securities in such Registration Statement. Nothing in this Section 3 shall create any liability on the part of the Company to any Holder if for any reason the Company shall decide not to file, or to delay the filing of, a Registration Statement proposed to be filed under Section 3(a) or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise, provided, however, that the Company shall not be relieved of its obligation to pay the expenses set forth in Section 7 hereof in connection with any such filing or proposed filing.”

c.	Section 10 of the Agreement is hereby amended and restated in its entirety as follows:

“10. Certain Additional Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to the Company necessary information in respect of the distribution of such Registrable Securities, or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other Securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering. In addition, in connection with an underwritten offering initiated by any holder of the Company’s securities or the Company, each Holder agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, and to enter into a customary lock-up agreement with the managing underwriter for an offering, during the 180-day period (or such shorter period, as agreed to by the managing underwriter(s)) beginning on the effective date of any Demand

Registration Statement (initiated by a Holder) or Piggy-Back Registration Statement or other underwritten offering (initiated by the Company or another holder, including GTCR) (except as part of such registration), and the Company agrees to use its reasonable best efforts to cause its directors and executive officers to enter into a customary lock-up agreement of the same term, in each case if and to the extent requested by the managing underwriter(s) for such offering, provided that no Holder shall be obligated to enter into any lock-up agreement in connection with any Block Sale in which it does not participate (i) that is for more than a thirty (30) day period or (ii) more than once in any six-month period.”

2.	Miscellaneous.

a.

No Other Amendments. Except as expressly amended by Section 1 of this Amendment, the provisions of the Agreement are unchanged and will remain in full force and effect and nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

b.

Entire Agreement. The Agreement and this Amendment, together, constitutes the entire agreement among the parties to the Agreement pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. No party thereto shall have any rights, duties or obligations other than those specifically set forth in Agreement and this Amendment, taken together.

c.

Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

d.

Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Pages Follow on Next Page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

GOGO INC.

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

THORNDALE FARM GOGO, LLC

By:	Thorndale Farm, Inc., its Managing Member

By:	/s/ Oakleigh Thorne
	Name:	Oakleigh Thorne
	Title:	President

[Signature Page to Amendment to Registration Rights Agreement]